UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2020

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14222	22-3410353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West, Whippany, New Jersey 07981
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (973) 887-5300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	SPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On March 5, 2020, Suburban Propane Partners, L.P. (the “Partnership”) and Suburban Propane, L.P., a wholly-owned subsidiary of the Partnership (the “Operating Partnership”), entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other lenders named therein (collectively, the “Lenders”).

The following summary does not purport to be a complete summary of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein. Terms used, but not defined, in this Form 8-K have the meanings set forth in the Credit Agreement.

The Credit Agreement provides for a $500 million revolving credit facility to the Operating Partnership (the “Revolving Credit Facility”). Borrowings from the Revolving Credit Facility will be used to provide liquidity for general corporate purposes, including working capital, capital expenditures and acquisitions, and may be made from time to time until maturity on the earlier of (A) the date that is ninety-one (91) days prior to maturity of the 5.50% senior notes, due 2024, of Suburban Propane Partners, L.P. and Suburban Energy Finance Corporation (unless the notes have been refinanced prior to such date) and (B) March 5, 2025. At the request of the Operating Partnership, and subject to obtaining additional commitments from lenders, total borrowings under the Credit Agreement may be increased to $850 million and may be in the form of Incremental Term Facilities and/or increases of the Revolving Credit Facility.

Borrowings under the Revolving Credit Facility shall, at the Operating Partnership’s option, be either Base Rate Loans or Eurodollar Rate Loans. Base Rate Loans bear interest from the applicable borrowing date at a rate per annum equal to (x) the highest of (i) the Federal Funds Rate plus 1/2 of 1%, (ii) the Bank of America “prime rate,” and (iii) except during a Eurodollar Unavailability Period, the Eurodollar Rate plus 1.00%, plus (y) the Applicable Rate. Eurodollar Rate Loans bear interest for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate. The Applicable Rate is determined by reference to the Total Consolidated Leverage Ratio, which is, as of any date of determination, the ratio of (a) Consolidated Total Debt of the Partnership as of such date to (b) Consolidated EBITDA of the Partnership for the most recently completed four fiscal quarters. The Applicable Rate can range from 0.50% to 1.50% for Base Rate Loans and from 1.50% to 2.50% for Eurodollar Rate Loans. Amounts not paid when due will bear interest at 2% above the otherwise applicable interest rate.

The Operating Partnership has the right to prepay loans under the Revolving Credit Facility, in whole or in part, without penalty at any time prior to maturity. The Credit Agreement also includes certain mandatory prepayment provisions with respect to the Incremental Term Facility in the event of dispositions of property or other events that result in certain net cash proceeds to the Operating Partnership.

The Partnership will act as a guarantor with respect to the obligations of the Operating Partnership under the Credit Agreement pursuant to the terms and conditions set forth in the Credit Agreement. The obligations under the Credit Agreement are secured by liens on all or substantially all of the personal property of the Partnership, the Operating Partnership and their subsidiaries, as well as mortgages on the Elk Grove Facility in California, the New Jersey Headquarters and the Oregon Tank Farm.

The Credit Agreement contains certain customary affirmative and negative covenants. Affirmative covenants include: furnishing to the Lenders periodic financial information of the Partnership and its subsidiaries; paying and discharging, at or before maturity, material obligations and liabilities; preservation of legal existence and corporate identity; maintenance of properties; compliance with laws and regulations; maintaining proper insurance coverage; maintenance of books and records; use of proceeds from the credit extensions; and compliance with environmental laws and preparation of environmental assessments. Negative covenants include: limitations on the creation of liens, limitations on the incurrence of indebtedness and making certain investments; and limitations on the ability to merge, liquidate, consolidate, dispose of assets or capital stock, declare dividends and materially change the nature of the business. In addition, the Credit Agreement contains certain financial covenants (a) requiring the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Partnership to be not less than 2.50 to 1.00, (b) prohibiting the Total Consolidated Leverage Ratio as of the end of any fiscal quarter of the Partnership from being greater than 5.75 to 1.00, and (c) prohibiting the Senior Secured Consolidated Leverage Ratio as of the end of any fiscal quarter of the Operating Partnership from being greater than 3.25 to 1.00.

The Credit Agreement also includes events of default (with customary grace periods), including: nonpayment of principal, interest, fees or other amounts when due; violations of covenants; inaccuracies of representations and warranties; cross-defaults; the occurrence of certain insolvency proceedings; certain judgments; certain ERISA events; invalidity of Loan Documents; the occurrence of a Change of Control; a change in tax status; and failure of collateral documents to create a lien.

Item 1.02	Termination of a Material Definitive Agreement

The Credit Agreement amends and restates the Operating Partnership’s Second Amended and Restated Credit Agreement with Bank of America, N.A. dated as of March 3, 2016 (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of May 1, 2017 and as further amended, the “Existing Credit Agreement”), which provided for a Revolving Credit Facility of $500 million, plus increases of the Revolving Credit Facility and/or Incremental Term Facilities of up to $350 million. At the time of the execution of the Credit Agreement, the Operating Partnership had existing borrowings under the Existing Credit Agreement of $183.9 million under the Revolving Credit Facility, which borrowings have been rolled into the Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off—Balance Sheet Arrangement of a Registrant.

The information contained in Items 1.01 and 1.02 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On March 5, 2020, the Partnership issued a press release with respect to its entry into the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1

Third Amended and Restated Credit Agreement among Suburban Propane, L.P., Suburban Propane Partners, L.P. and Bank of America, N.A., as Administrative Agent, and the Lenders party thereto, dated March 5, 2020.

99.1	Press Release of Suburban Propane Partners, L.P. dated March 5, 2020.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

By:	/s/ Bryon Koepke
Name:	Bryon Koepke
Title:	Vice President, General Counsel & Secretary

Date: March 5, 2020